FROST FAMILY OF FUNDS

Rule 18f-3 Multiple Class Plan (the “Plan”)

Frost Family of Funds (the “Trust”), a registered investment company that consists of a number of series, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), in offering multiple classes of shares in each series listed on the Schedules attached hereto (each, a “Fund,” and together, the “Funds”).

A.	Attributes of Share Classes

1.	The rights of each class of shares of the Funds shall be as set forth in the respective Certificate of Class Designation for each class (each, a “Certificate”) as each such Certificate is attached as Exhibits hereto.

2.	With respect to each class of shares created hereunder, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in the Trust’s prospectus(es); (iii) each class will separately bear any distribution fees that are payable in connection with a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “Rule 12b-1 Distribution Plan”), and separately bear any service fees that are payable under any service plan entered into with respect to that class which are not contemplated by or within the scope of a Rule 12b-1 Distribution Plan (a “Shareholder Service Plan”); (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund’s operations which are directly attributable to such class (“Class Expenses”); and (v) shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to such class), and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.	Expense Allocations

1.	With respect to each Fund, the expenses of each class shall be allocated as follows: (i) any Rule 12b-1 fees relating to a particular class of shares associated with a Rule 12b-1 Distribution Plan or service fees relating to a particular class of shares associated with a Shareholder Service Plan are (or will be) borne exclusively by that class; (ii) any and all other expenses relating to a particular class that are actually incurred in a different amount by that class (excluding economies of scale discounts) or for which that class receives services of a different kind or to a different degree than other classes are considered “class-specific” expenses and are (or will be) borne exclusively by that class.

2.	Expenses that are not incurred in different amounts by class and for which share classes do not receive services of a different kind or to a different degree than other classes are considered “non-class specific” expenses and shall be allocated in accordance with Rule 18f-3(c)(1)(i).

C.	Amendment of Plan; Periodic Review

1.	This Plan must be amended, as necessary, to properly describe (through additional Exhibits and Certificates hereto) any new class of shares approved by the Board of Trustees.

2.	The Board of Trustees, including a majority of the Trustees who are not “interested persons” of the Trust as defined in the 1940 Act, must approve any material amendment of the Plan as it relates to any class covered by the Plan. In approving any material amendment to the Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Trust, must find that the amendment is in the best interests of each class individually and the Trust as a whole.

Adopted: February 25, 2019

Schedule A

to

FROST FAMILY OF FUNDS

Rule 18f-3 Multiple Class Plan

dated February 25, 2019

	Institutional Class Shares	Investor Class Shares	A Class Shares
Frost Growth Equity Fund	X	X
Frost Value Equity Fund	X	X
Frost Mid Cap Equity Fund	X	X
Frost Total Return Bond Fund	X	X	X
Frost Credit Fund	X	X	X
Frost Low Duration Bond Fund	X	X
Frost Municipal Bond Fund	X	X

EXHIBIT A.1

CERTIFICATE OF CLASS DESIGNATION

Institutional Class Shares

1.	Class-Specific Distribution Arrangements, Other Expenses

Institutional Class Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee.

2.	Eligibility of Purchasers

Institutional Class Shares are available to individual and institutional investors and may require a minimum initial investment (as described in the prospectus).

3.	Exchange Privileges

Institutional Class Shares of each Fund may be exchanged for Institutional Class Shares of each other Frost Fund in accordance with the procedures disclosed in the Funds’ prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.	Voting Rights

Each Institutional Class shareholder will have one vote for each full Institutional Class Share held and a fractional vote for each fractional Institutional Class Share held. Institutional Class shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Institutional Class shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.	Conversion Rights

Shareholders of Institutional Class Shares of one Frost Fund may convert such Institutional Class Shares into another class of shares of the same Frost Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus(es) for such Frost Fund and subject to the terms and conditions set forth in the prospectus(es), provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the applicable Fund’s prospectus(es).

In addition, in the event that a shareholder no longer meets the eligibility requirements for investment in Institutional Class Shares, a Frost Fund may, in its discretion, elect to convert such shareholder’s Institutional Class Shares into a class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other class, then such shareholder's Institutional Class Shares shall be convertible into shares of the class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

EXHIBIT A.2

CERTIFICATE OF CLASS DESIGNATION

Investor Class Shares

1.	Class-Specific Distribution Arrangements; Other Expenses

Investor Class Shares are sold without a load or sales charge, but are subject to a Rule 12b-1 fee. The Trust, on behalf of each Fund will make monthly payments to the Distributor under the Distribution Plan approved by the Board of Trustees at an annual rate of up to 0.25% of each Fund’s average daily net assets attributable to the Investor Class Shares. The Distributor will use its fee for expenses associated with the promotion and sale of the Funds’ Investor Class Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.	Eligibility of Purchasers

Investor Class Shares are available to individual and institutional investors, and may require a minimum initial investment (as described in the prospectus).

3.	Exchange Privileges

Investor Class Shares of each Fund may be exchanged for Investor Class Shares of each other Frost Fund in accordance with the procedures disclosed in the Funds’ prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.	Voting Rights

Each Investor Class shareholder will have one vote for each full Investor Class Share held and a fractional vote for each fractional Investor Class Share held. Investor Class shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Investor Class shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.	Conversion Rights

Shareholders of Investor Class Shares of one Frost Fund may convert such Investor Class Shares into another class of shares of the same Frost Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus(es) for such Frost Fund and subject to the terms and conditions set forth in the prospectus(es), provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the applicable Fund’s prospectus(es).

In addition, in the event that a shareholder no longer meets the eligibility requirements for investment in Investor Class Shares, a Frost Fund may, in its discretion, elect to convert such shareholder’s Investor Class Shares into a class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other class, then such shareholder's Investor Class Shares shall be convertible into shares of the class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

EXHIBIT A.3

CERTIFICATE OF CLASS DESIGNATION

A Class Shares

1.	Class-Specific Distribution Arrangements; Other Expenses

A Class Shares may be sold with an initial or deferred load or sales charge (each as described in the prospectus), and are subject to a Rule 12b-1 fee and a service fee that is payable under a Shareholder Service Plan.

The Trust, on behalf of each Fund will make monthly payments to the Distributor under the Distribution Plan approved by the Board of Trustees at an annual rate of up to 0.25% of each Fund’s average daily net assets attributable to the A Class Shares. The Distributor will use its fee for expenses associated with the promotion and sale of the Funds’ A Class Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

Under the terms of the Shareholder Service Plan, each Fund is permitted to compensate, out of the A Class Shares’ assets, in an annual amount up to 0.15% of the average daily net assets of the A Class Shares, Service Providers (as defined in the Shareholder Service Plan) that have established a shareholder servicing relationship with the Fund on behalf of their customers who are A Class shareholders, as described in the Fund’s prospectus.

2.	Eligibility of Purchasers

A Class Shares are available to individual and institutional investors, and may require a minimum initial investment (as described in the prospectus).

3.	Exchange Privileges

A Class Shares of each Fund may be exchanged for A Class Shares of each other Frost Fund in accordance with the procedures disclosed in the Funds’ prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.	Voting Rights

Each A Class shareholder will have one vote for each full A Class Share held and a fractional vote for each fractional A Class Share held. A Class shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the A Class shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.	Conversion Rights

Shareholders of A Class Shares of one Frost Fund may convert such A Class Shares into another class of shares of the same Frost Fund (an “Intra-Fund Conversion”), if and to the extent an applicable Intra-Fund Conversion privilege is disclosed in the prospectus(es) for such Frost Fund and subject to the terms and conditions set forth in the prospectus(es), provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the applicable Fund’s prospectus(es).

In addition, in the event that a shareholder no longer meets the eligibility requirements for investment in A Class Shares, a Frost Fund may, in its discretion, elect to convert such shareholder’s A Class Shares into a class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other class, then such shareholder's A Class Shares shall be convertible into shares of the class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.